Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2024, relating to the consolidated financial statements of Mayville Engineering Company, Inc. appearing in the Annual Report on Form 10-K of Mayville Engineering Company, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

March 7, 2024